                                                                    EXHIBIT h(2)


                            ADMINISTRATION AGREEMENT

       AGREEMENT dated as of November l, 1999 by and between SAMCO FUNDS, INC., a Maryland corporation (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company ("Investors Bank").

       WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios listed on APPENDIX A hereto;

       WHEREAS, the Fund offers shares of common stock, par value $.001 per share, which have been registered under the Securities Act of 1933, as amended;

       WHEREAS, the Fund desires to retain Investors Bank to render certain administrative services, including supervision of certain third party vendors to the Fund and Investors Bank is willing to render such services.

       NOW, THEREFORE, in consideration of the above premises and of other good and valuable consideration the parties hereto, intending to be legally bound hereby, agree as follows:

1. APPOINTMENT OF ADMINISTRATOR. The Fund hereby appoints Investors Bank to act as administrator to the Fund for the period and on the terms set forth in this Agreement. Investors Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2. DUTIES OF ADMINISTRATOR. Subject to the supervision and direction of the Board of Directors of the Fund, Investors Bank, as Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in APPENDIX B hereto. Investors Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such APPENDIX B executed by both parties. At such time, the fee schedule included in APPENDIX C hereto shall be appropriately amended.

       In performing all services under this Agreement, Investors Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, Investors Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any problem relating to such investments. Investors Bank will perform all of its obligations under this Agreement in accordance with applicable law, including without limitation laws against discrimination.

3.     DUTIES OF THE FUND

       A. The Fund is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports ("Daily Sales Reports") which will enable Investors Bank as Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

       B. The Fund will deliver to Investors Bank copies of each of the following documents and will deliver to Investors Bank all future amendments and supplements, if any:

       (1) A certified copy of the Articles of Incorporation of the Fund as amended and currently in effect;

       (2) A copy of the Fund's By-Laws as amended and currently in effect, certified by the Secretary of the Fund;

       (3) A copy of the resolution of the Fund's Board of Directors authorizing this Agreement, certified by the Secretary of the Fund;

       (4) The Fund's registration statement on Form N-1A as filed with, and declared effective by, the U.S. Securities and Exchange Commission ("SEC"), and all amendments thereto;

       (5) Each resolution of the Board of Directors of the Fund authorizing the original issue of its shares, certified by the Secretary of the Fund;

       (6) Copies of the resolutions of the Fund's Board of Directors authorizing: (i) certain officers and employees of Investors Bank to give instructions to the Fund's custodian and transfer agent as required by agreements with such parties, and (ii) certain officers and employees of Investors Bank to sign checks and pay expenses on behalf of the Fund, certified by the Secretary of the Fund;

       (7) A copy of the current Investment Advisory Agreement between the Fund and Seix Investment Advisors, Inc.;

       (8) A copy of the Custodian Agreement and Transfer Agency Agreement relating to the Fund; and

       (9) Such other certificates, documents or opinions which Investors Bank may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

       C. The Fund will cooperate in providing Investors Bank with all information reasonably necessary to permit Investors Bank to perform its duties hereunder.

       D. The Fund certifies to Investors Bank that, as of the close of business on the date of this Agreement, it has authorized capitalization of 2,500,000,000 shares of its common stock, $.001 par value (the "Shares"), and agrees that Investors Bank will be promptly notified from time to time when the Fund takes corporate action to increase the number of authorized shares, including restoring redeemed shares held in its treasury to the status of authorized and unissued shares.

4.     SERVICES TO BE OBTAINED INDEPENDENTLY BY THE FUND

       The Fund shall, at its own expense, provide for any of its own:

       A.     Organizational expenses;

       B.     Services of an independent accountant;

       C. Services of outside legal counsel (including such counsel's review of the Fund's registration statement, proxy materials and other reports and materials prepared by Investors Bank under this Agreement);

       D. Services contracted for by the Fund directly from parties other than Investors Bank acting as administrator (or subcontracted for by Investors Bank on behalf of the Fund, subject to review and approval by the Fund's executive officers or Board of Directors);

       E. Trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for its investment portfolio;

       F.     Investment advisory services;

       G. Taxes, insurance premiums and other fees and expenses applicable to its operation;

       H. Costs incidental to any meeting of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and costs incidental to the preparation, printing and mailing of any proxy materials;

       I. Cost incidental to Directors' meetings, including fees and expenses of Directors;

       J. The salary and expenses of any officer or employee of the Fund who is not also an officer or employee of Investors Bank;

       K.     Custodian and depository banks, and all services related thereto;

       L. Costs incidental to the preparation, printing and distribution of its registration statement and any amendments thereto, and shareholder reports, including printing setup, printing and mailing costs;

       M. All registration fees and filing fees required under the securities laws of the United States and state regulatory authorities;

       N.     Fidelity bond and director's and officers' liability insurance;

       O.     Record retention costs of third parties;

       P. Distribution fees pursuant to any distribution plan, if and when adopted pursuant to Rule 12b-1 under the 1940 Act; and

       Q. Litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business.

5.     PRICE AND CHARGES

              (a) For the services to be rendered and the facilities to be furnished by Investors Bank, as provided for in this Agreement, the Fund will compensate Investors Bank in accordance with the fee schedule attached as APPENDIX C hereto. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of Investors Bank for which Investors Bank shall be entitled to bill the Fund separately and for which the Fund shall reimburse Investors Bank.

              (b) Investors Bank shall not be required to pay any expenses incurred by the Fund.

6.     LIMITATION OF LIABILITY AND INDEMNIFICATION

       A. Investors Bank shall provide its services in a professional manner customarily provided by leading mutual fund administration companies. Investors Bank shall be responsible for the performance of only such duties as are set forth or contemplated herein or contained in instructions given to it by the Fund which are not contrary to this Agreement. Investors Bank shall have no liability for any loss or damage resulting from the performance or non-performance of its duties hereunder unless caused by or resulting from the gross negligence, bad faith or willful misconduct of Investors Bank, its officers or employees or the violation by any of such persons of this Agreement. In no event, however, shall Investors Bank be liable for any consequential damages including, without limitation, any taxes, penalties, litigation expenses or other loss or damage resulting from the failure by other persons providing services to the Fund to conform to applicable legal or regulatory requirements, or to the Fund's investment policies and restrictions as set forth in its registration statement, notwithstanding that Investors Bank, in the course of carrying out its monitoring duties hereunder, failed to discover such failure.

       B. The Fund shall indemnify and hold Investors Bank harmless from all loss, cost, damage and expense, including reasonable expenses for counsel, incurred by it resulting from any claim, demand, action or suit in connection with any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been executed by a duly authorized officer of the Fund, provided that this indemnification shall not apply to actions or omissions of Investors Bank, its officers or employees in cases of its or their own gross negligence or misconduct or the violation by any of such persons of this Agreement.

       C. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any liability subject to the indemnification provided above, and if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Fund. In the event the Fund elects to assume the defense of any such suit and retain such counsel, Investors Bank or any of its affiliated persons, named as defendant or defendants in the suit, may retain additional counsel at its or their own expense, except that, if the Fund shall have specifically authorized the retaining of such counsel, then the reasonable expenses for such counsel shall be reimbursed by the Fund.

       D. At any time Investors Bank may apply to any executive officer of the Fund or executive officer of the Fund's investment adviser for instructions, and may consult with legal counsel for the Fund, if consented to by an executive officer of the Fund at the expense of the Fund, with respect to any matter arising in connection with the services to be performed by Investors Bank under this Agreement and Investors Bank shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. Investors Bank shall be protected and indemnified in acting upon any paper or document of the Fund reasonably believed by it to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any representative of the Fund, until receipt of written notice thereof from the Fund, unless an officer of Investors Bank shall have actual knowledge of such change. Investors Bank shall also be protected and indemnified, except where a stop order is in effect, in recognizing transfer documents which Investors Bank reasonably believes to bear the proper manual or facsimile signature of the officers of the Fund, and the proper counter-signatures of any present or former transfer agent.

7.     CONFIDENTIALITY

       Investors Bank agrees on behalf of itself and its directors, officers and employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities hereunder, except (i) after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld, when requested to divulge such information by duly constituted authorities and may not be withheld where Investors Bank may be exposed to civil or criminal contempt proceedings for failure to comply, and Investors Bank shall disclose all such records and information to the investment adviser to the Fund when so requested by the adviser or the Fund.

8.     COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS

       The Fund assumes full responsibility for complying with all applicable requirements of the Securities Act of 1933, the 1940 Act and the Securities Exchange Act of 1934, all as amended, and any laws, rules and regulations of governmental authorities having jurisdiction, except to the extent that Investors Bank specifically assumes any such obligations under the terms of this Agreement.

       Investors Bank shall maintain and preserve for the period prescribed, such records relating to the services to be performed by Investors Bank under this Agreement as are required pursuant to the 1940 Act and the Securities Exchange Act of 1934, all as amended, and the rules and regulations thereunder. All such records shall at all times remain the respective properties of the Fund, shall be readily accessible during normal business hours and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. Records shall be surrendered in usable machine readable form.

9.     STATUS OF INVESTORS BANK

       Investors Bank shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Fund from time to time, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.

       Nothing herein shall be deemed to limit or restrict Investors Bank's right or that of any of its affiliates or employees, to engage in any other business or to devote time and attention to the administration or other related aspects of any other registered investment company or to render services of any kind to any other corporation, firm, individual or association.

10.    PRINTED MATTER CONCERNING THE FUND OR INVESTORS BANK

       Neither the Fund nor Investors Bank shall publish and circulate any printed matter which contains any reference to the other party without its prior written approval, excepting such printed matter as refers in accurate terms to Investors Bank's appointment under this Agreement and/or any other agreement between the Fund and Investors Bank, and excepting as may be required by applicable laws or regulations.

11.    TERM, AMENDMENT AND TERMINATION

       This Agreement may be modified or amended, from time to time, by mutual agreement between the parties hereto. This Agreement shall remain in effect from the date hereof, and shall expire on November 3, 2002. After the expiration date, this Agreement shall automatically be renewed annually thereafter, and may be terminated thereafter, by either party on 120 days' prior written notice. Upon termination of the Agreement, the Fund shall pay to Investors Bank such compensation as may be due under the terms hereof on the date of such termination.

12.    DEFAULT

       Should either party materially breach, materially neglect or materially fail, in whole or in part, to perform its duties and/or observe its obligations hereunder (a "Default"), that party shall be in Default hereunder (the "Defaulting Party"). The other party hereto may give written notice to the Defaulting Party, and if such Default fails to be remedied within sixty (60) days after receipt of such written notice, then the party giving such notice may terminate this Agreement by thirty (30) days' written notice of such termination to the Defaulting Party. Such termination shall not affect any rights or obligations of either party arising from, or relating to, such Default under the terms hereof.

       The provisions of this Section 12 shall not limit either party's termination rights under Section 11 of this Agreement. The provisions of Section 11 and this Section 12 shall govern the method of termination of this Agreement, but shall not limit any other rights or remedies of either party in the event of any breach of this Agreement by the other party.

13.    NOTICES

       Any notice or other communication authorized or required hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be addressed to the Fund at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07675 Attention: Peter Bourke; and to Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, Attention: Carol Lowd, Senior Director, Client Management, with a copy to Investors Capital Services, Inc., 600 Fifth Avenue, 26th Floor, New York, New York 10020, Attention: William Vastardis. Either party may designate a different address by notice to the other party. Any such notice or other communication shall be deemed given when actually received.

14.    NON-ASSIGNABILITY

       This Agreement shall not be assigned by either of the parties hereto without the prior consent in writing of the other party. Any purported assignment in violation of this Agreement shall be void and of no effect.

15.    SUCCESSORS

       This Agreement shall be binding on and shall inure to the benefit of the Fund and Investors Bank, and their respective successors and permitted assigns.

16.    GOVERNING LAW

       This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.


                                                  SAMCO FUNDS, INC.


                                                  By: /s/ Peter Bourke
                                                      ----------------
                                                  Name: Peter Bourke
                                                  Title: Assistant Secretary



                                                  INVESTORS BANK & TRUST COMPANY


                                                  By: /s/ Robert Mancuso
                                                      ------------------
                                                  Name: Robert Mancuso
                                                  Title: Senior Vice President